Robert G. Zack,
Senior Vice President &  Secretary

                                                                                February ___, 2002

The Board of Trustees
Oppenheimer Real Estate Fund
498 Seventh Avenue
New York, New York 10018

To the Board of Trustees:

         OppenheimerFunds,  Inc. ("OFI")  herewith  purchases 10,000 Class A shares of Oppenheimer Real Estate Fund
(the  "Fund")  at a net asset  value per  share of  $10.00  for such  class,  for an  aggregate  purchase  price of
$100,000.

         In connection  with such purchase,  OFI represents  that such purchase is made for investment  purposes by
OFI without any present intention of redeeming or selling such shares.

                                                     Very truly yours,

                                                     OppenheimerFunds, Inc.

                                                     Robert G. Zack,
                                                     Senior Vice President & Secretary

NIA\RealEstate\Orgzdoc\590InvestLtr(0102).doc